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  INDEPENDENT AUDITORS' CONSENT
  We consent to the reference to our firm under the caption
  "Independent Auditors" and to the use of our report dated October 31, 1995, in the Registration Statement and related Prospectus of The Municipal Bond Trust, Series 44.
  /s/ ERNST & YOUNG LLP
  New York, New York
  November 8, 1995